UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a party other than the Registrant	☐

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TESSERA DEFENSE AND HOMELAND SECURITY INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

TESSERA DEFENSE AND HOMELAND SECURITY INC.

850 New Burton Road, Suite 201

Dover, Delaware 19904

(972) 52-437-4900

PROXY STATEMENT

FOR SPECIAL MEETING OF STOCKHOLDERS

October 20, 2026

This proxy statement and the accompanying form of proxy are being furnished to stockholders of Tessera Defense and Homeland Security Inc. (formerly BiomX Inc.) (the “Company”) by the Board of Directors of the Company (the “Board”) in connection with the solicitation of proxies for use at the Special Meeting of Stockholders to be held on October 20, 2026 at 9:00 a.m. Eastern Time, virtually at https://www.cstproxy.com/tessera/2026 (the “Special Meeting”), and at any adjournment or postponement thereof.

These materials are first being mailed or made available to stockholders on or about October 6, 2026.

Important Notice Regarding the Availability of Proxy Materials: This proxy statement, the form of proxy and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are available at https://www.cstproxy.com/tessera/2026.

TESSERA DEFENSE AND HOMELAND SECURITY INC.

850 New Burton Road, Suite 201, Dover, Delaware 19904

October 6, 2026

Dear Stockholder:

You are cordially invited to attend the Special Meeting of Stockholders of Tessera Defense and Homeland Security Inc. to be held on October 20, 2026 at 9:00 a.m. Eastern Time, virtually at https://www.cstproxy.com/tessera/2026.

At the Special Meeting, you will be asked to vote on a proposal to approve an amendment to our 2026 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder. An adjournment proposal will also be considered if necessary. The Board of Directors recommends that you vote FOR each proposal.

Your vote is very important. Even if you plan to attend the Special Meeting, we urge you to submit your proxy as soon as possible. Your broker cannot vote your shares without your instruction on either proposal.

The accompanying proxy statement describes the proposals in detail. We encourage you to read it carefully before voting.

Sincerely,

/s/ Michael Oster
Michael Oster
Chief Executive Officer

TESSERA DEFENSE AND HOMELAND SECURITY INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held on October 20, 2026

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Tessera Defense and Homeland Security Inc. (the “Company”) will be held on October 20, 2026 at 9:00 a.m. Eastern Time, virtually at https://www.cstproxy.com/tessera/2026, for the following purposes:

Proposal 1 — Approval of Plan Amendment: To approve an amendment to the Company’s 2026 Equity Incentive Plan (the “Plan”) to increase the number of shares of common stock reserved and available for issuance under the Plan by 5,315,000 shares, from 685,000 shares to 6,000,000 shares, in each case after giving effect to the Company’s one-for-ten reverse stock split effected on September 9, 2026.

Proposal 2 — Adjournment: To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve Proposal 1.

To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof. The Board is not aware of any other matters to be presented for a vote at the Special Meeting.

Only stockholders of record at the close of business on October 5, 2026 (the “Record Date”) are entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Special Meeting, please vote your shares as promptly as possible. Detailed instructions on how to vote are included in this proxy statement.

By Order of the Board of Directors,

/s/ Michael Oster
Michael Oster
Chief Executive Officer
Dover, Delaware, October 6, 2026

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Why am I receiving this proxy statement?

The Board of Directors of the Company is soliciting your proxy to vote at the Special Meeting to be held on October 20, 2026. This proxy statement summarizes the information you need to vote. These materials are first being mailed or made available to stockholders on or about October 7, 2026. A preliminary proxy statement was filed with the Securities and Exchange Commission (the “SEC”) on September 25, 2026.

What am I being asked to vote on?

You are being asked to vote on:

●	Proposal 1: An amendment to the 2026 Equity Incentive Plan increasing the shares reserved and available for issuance by 5,315,000 shares, from 685,000 to 6,000,000 (after giving effect to the reverse stock split).

●	Proposal 2: An adjournment proposal, if necessary to solicit additional proxies.

Who is entitled to vote?

Holders of record of our common stock, $0.0001 par value per share (“Common Stock”), at the close of business on the Record Date of October 5, 2026 are entitled to vote. As of the Record Date, 9,026,478 shares of Common Stock were outstanding. Each share is entitled to one vote on each matter presented at the Special Meeting.

What constitutes a quorum?

The presence, in person (or virtually, as applicable) or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Special Meeting constitutes a quorum. Abstentions are counted toward the quorum. Because neither proposal is a routine matter, we do not expect broker non-votes, and shares held in street name for which no voting instructions are given generally will not be counted toward the quorum. A quorum is required for business to be conducted at the Special Meeting.

What vote is required for each proposal?

Proposal 1 (Plan Amendment): The affirmative vote of a majority of the votes cast on the proposal is required. Abstentions and broker non-votes are not treated as votes cast and will have no effect on the outcome of Proposal 1. Stockholder approval of the Plan Amendment is also required under Section 711 of the NYSE American Company Guide.

Proposal 2 (Adjournment): The affirmative vote of a majority of the votes cast on the proposal is required. Abstentions and broker non-votes are not treated as votes cast and will have no effect on the outcome of Proposal 2.

Can my broker vote my shares without instructions?

No. Both proposals are “non-routine” matters under the rules of the New York Stock Exchange governing broker discretionary voting. If you hold your shares through a bank, broker or other nominee and do not provide voting instructions, your shares will not be voted on either proposal, resulting in a “broker non-vote.” Your broker can vote your shares only if you provide it with specific instructions. We encourage you to provide instructions to your broker so that your shares are voted.

How does the Board recommend I vote?

The Board unanimously recommends a vote FOR Proposal 1 and FOR Proposal 2.

How do I vote?

If you are a stockholder of record (your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company), you may vote:

●	By Mail: Complete, sign, date and return the enclosed proxy card in the postage-prepaid envelope provided.

●	By Internet: Follow the instructions on your proxy card.

●	Online: Attend the Special Meeting virtually at https://www.cstproxy.com/tessera/2026 using the control number on your proxy card, and vote your shares during the meeting.

If you are a beneficial owner (your shares are held in “street name” through a bank, broker or other nominee), your bank, broker or nominee will provide instructions on how to vote.

Can I change or revoke my proxy?

Yes. If you are a stockholder of record, you may change or revoke your proxy at any time before it is voted by: (i) signing and submitting a new, later-dated proxy card; (ii) submitting a new proxy by Internet; (iii) delivering a written notice of revocation to our Secretary at 850 New Burton Road, Suite 201, Dover, Delaware 19904; or (iv) attending the Special Meeting online and voting during the meeting. Your attendance at the Special Meeting alone will not revoke your proxy. If you are a beneficial owner, follow the instructions provided by your bank, broker or nominee to change your vote.

Who pays for this proxy solicitation?

The Company will bear the entire cost of this proxy solicitation, including the preparation, printing, assembly and mailing of this proxy statement and related materials. Our directors, officers and employees may solicit proxies in person, by telephone, by mail or electronically, for no additional compensation. We have not retained a proxy solicitor but may do so if we determine that additional solicitation efforts are necessary.

How will my proxy be voted if I submit it but do not specify my vote?

If you submit a signed proxy without specifying how you want to vote, your shares will be voted FOR Proposal 1 and FOR Proposal 2.

Where can I find the results of the Special Meeting?

We will report the voting results in a Current Report on Form 8-K filed with the SEC within four business days after the Special Meeting. The Form 8-K will be available on the SEC’s website at www.sec.gov and on our investor relations webpage.

PROPOSAL 1

APPROVAL OF AMENDMENT TO THE 2026 EQUITY INCENTIVE PLAN

Overview

We are asking our stockholders to approve an amendment to our 2026 Equity Incentive Plan (the “Plan”) to increase the number of shares of Common Stock reserved and available for issuance thereunder by 5,315,000 shares, from 685,000 shares to 6,000,000 shares, in each case as adjusted for our one-for-ten reverse stock split effected on September 9, 2026 (the “Amendment”). The full text of the Amendment is attached as Annex A to this proxy statement. The Plan, as originally adopted, is attached as Annex B, together with a note describing the amendment approved by our stockholders on June 26, 2026.

The Board adopted the Amendment on September 24, 2026, subject to and conditioned upon stockholder approval. The Amendment will become effective on the date it is approved by our stockholders.

Background and History of the Plan

The Plan was adopted by the Board on March 20, 2026 and approved by our stockholders at a special meeting on April 10, 2026, with 1,390,000 shares of Common Stock initially reserved for issuance on a pre-split basis (139,000 shares after giving effect to the reverse stock split). At our annual meeting held on June 26, 2026, our stockholders approved an amendment increasing the shares reserved and available for issuance to 6,850,000 shares on a pre-split basis, equivalent to 685,000 shares after giving effect to the reverse stock split. The Plan replaced the Company’s prior 2019 Omnibus Long-Term Incentive Plan (1) for purposes of new awards; no further awards may be granted under the 2019 Plan, and all outstanding awards under the 2019 Plan remain outstanding and subject to their existing terms.

As of September 24, 2026, approximately 680,173 shares reserved under the Plan had been issued in settlement of awards, and approximately 4,827 shares remained available for future grants under the Plan, according to the reserve report of our transfer agent.

Reasons for the Amendment

The Board believes that equity compensation is an important tool for attracting and retaining the employees, directors and consultants whose contributions are essential to our success. The Board is recommending the Amendment for the following reasons:

Few shares remain available. Only approximately 4,827 shares remain available for future grants under the Plan.

Business needs. Following our acquisitions of Zorronet Ltd. and a majority interest in Dr. Frucht Systems Ltd. in April 2026, we have 32 employees and consultants across our operations in Israel and the United States, and the Board expects to make equity awards to retain personnel of the acquired businesses and to attract additional talent as we build our defense and homeland security platform.

Competitive compensation. Equity compensation is a customary and expected element of total compensation in the technology and defense sectors. Without shares to grant, we would be unable to offer competitive equity-based incentives to existing and prospective employees, directors and consultants, placing us at a disadvantage relative to our competitors.

Evergreen Provision. The Plan contains an automatic annual share increase beginning January 1, 2027 (described below under “Plan Description—Evergreen Provision”), but that provision does not take effect until January 1, 2027. Without the Amendment, we would be unable to make sufficient equity awards to meet our anticipated business needs prior to that date.

If the Amendment is not approved by our stockholders, the Plan will continue in effect with its current share reserve, and we will be unable to make sufficient equity awards to meet our anticipated business needs until shares become available under the Evergreen Provision on January 1, 2027.

Dilution

The 5,315,000 additional shares represent approximately 58.9% of the 9,026,478 shares of Common Stock outstanding as of the Record Date. We expect the number of outstanding shares of Common Stock to increase substantially by the end of 2026, as a result of sales of Common Stock under our at-the-market offering program and other financings, shares that may be issued as consideration in acquisitions, equity awards to employees, directors and consultants, and the conversion of outstanding notes and exercise of outstanding warrants. The Board determined the size of the increase with that expected increase in mind. The Evergreen Provision will also increase the shares reserved under the Plan on each January 1, beginning January 1, 2027, by 4% of the shares of Common Stock outstanding on the preceding December 31, as described below. If the Amendment is approved and all 5,315,000 additional shares are ultimately issued, existing stockholders will experience dilution of their proportionate voting power and economic interest in the Company. The Board has considered this dilution in recommending the Amendment and believes that the anticipated benefits of the Amendment outweigh the potential dilutive effect.

Plan Description

The following is a summary of the material terms of the Plan. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan attached as Annex B to this proxy statement. Capitalized terms used but not defined in this summary have the meanings given to them in the Plan.

Purpose

The purpose of the Plan is to attract, retain and motivate employees, directors, consultants and advisors by enabling them to acquire a proprietary interest in the Company, and to align their interests with those of the Company’s stockholders.

Eligibility

All employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its subsidiaries are eligible to receive awards under the Plan.

Administration

The Plan is administered by the Board, which may delegate authority to the Compensation Committee. The plan administrator has broad discretion to select participants, determine the type and size of awards, establish performance goals, interpret the Plan, and adopt rules for its administration. The plan administrator’s decisions are final and binding.

Types of Awards

The Plan permits the grant of: (i) Incentive Stock Options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); (ii) Non-qualified Stock Options (“NQSOs”); (iii) Stock Appreciation Rights (“SARs”); (iv) Restricted Stock; (v) Restricted Stock Units (“RSUs”); (vi) Performance Awards; and (vii) other stock-based awards.

Shares Available; Recycling

As currently in effect, 685,000 shares of Common Stock are reserved for issuance under the Plan. If the Amendment is approved, the total reserve will be increased to 6,000,000 shares. Shares subject to awards that expire, are cancelled, forfeited, terminated or settled in cash without the delivery of shares are generally returned to the pool and become available for future grants. Shares withheld to satisfy tax withholding obligations or to pay the exercise price of an award do not become available for future grants.

Evergreen Provision

Beginning on January 1, 2027, the number of shares reserved under the Plan will automatically increase on January 1 of each year through January 1, 2036 by an amount equal to 4% of the total number of shares of Common Stock outstanding as of December 31 of the preceding year, or such lesser number as the Board may determine prior to the relevant January 1. The first automatic increase will occur on January 1, 2027. The Evergreen Provision is not affected by the Amendment.

Market Value of Common Stock

The closing price of our Common Stock on the NYSE American on October 6, 2026 was $0.3250 per share.

Stock Options

The exercise price per share of a stock option must be at least 100% of the Fair Market Value (generally, the closing price on the NYSE American) of a share of Common Stock on the date of grant, and 110% in the case of an ISO granted to a 10% stockholder. The maximum term of a stock option is ten years (five years for ISOs granted to 10% stockholders). Options vest as determined by the plan administrator. The Plan prohibits the repricing of outstanding options or SARs without stockholder approval.

Restricted Stock and Restricted Stock Units

Restricted stock and RSUs may be granted subject to vesting conditions, including time-based vesting, performance conditions, or a combination. Participants holding restricted stock have voting and dividend rights (subject to the vesting conditions); holders of RSUs generally do not. Vested RSUs are settled in shares of Common Stock or, at the plan administrator’s discretion, cash.

Minimum Vesting

Awards granted under the Plan are subject to a minimum vesting period of one year from the date of grant, except that (i) a portion of awards equal to up to 5% of the total shares reserved under the Plan may be granted without regard to the minimum vesting period, and (ii) the plan administrator may accelerate vesting in connection with a change in control, the participant’s death or disability, or other special circumstances.

Change in Control

Unless otherwise provided in an award agreement, in the event of a Change in Control (as defined in the Plan) in which outstanding awards are assumed or substituted by the successor entity, and the participant’s service is subsequently terminated without Cause or for Good Reason within 24 months following the Change in Control, such awards will become fully vested and exercisable (double-trigger acceleration). The plan administrator may take other actions with respect to outstanding awards in connection with a Change in Control, including accelerating vesting, requiring settlement, or providing for the cancellation of awards for cash consideration.

Clawback

All awards under the Plan are subject to any clawback or recoupment policy adopted by the Company from time to time, including policies required to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC Rule 10D-1.

Non-Transferability

Awards under the Plan generally are not transferable other than by will or the laws of descent and distribution, and may be exercised during the participant’s lifetime only by the participant or his or her legal guardian.

Adjustment

In the event of a stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the Company’s capital structure, the plan administrator will make equitable adjustments to the number and type of shares reserved under the Plan, the individual award limits, the exercise prices of outstanding options and SARs, and the other terms of outstanding awards.

Amendment and Termination

The Board may amend, suspend or terminate the Plan at any time, subject to applicable law and the rules of NYSE American. Stockholder approval is required for any amendment that would: (i) increase the number of shares reserved for issuance; (ii) change the class of persons eligible to receive ISOs; (iii) reduce the exercise price of outstanding options or SARs (other than in connection with a capital restructuring); (iv) extend the term of any outstanding option or SAR; or (v) otherwise require stockholder approval under applicable law or exchange rules. No award may be granted under the Plan after April 10, 2036.

Section 409A

The Plan and all awards thereunder are intended to comply with, or be exempt from, Section 409A of the Code, and are to be interpreted and administered accordingly. The Plan does not constitute a guarantee of Section 409A compliance, and participants bear the risk of adverse tax consequences if their awards fail to comply with Section 409A.

U.S. Federal Income Tax Consequences

The following is a brief summary of certain U.S. federal income tax consequences of participation in the Plan. This summary is based on current law and does not discuss state, local or non-U.S. tax consequences. Tax laws change frequently, and the tax treatment of awards depends on individual circumstances. Participants should consult their own tax advisors regarding the specific tax consequences applicable to them.

Incentive Stock Options (ISOs). An optionee generally recognizes no taxable income upon the grant of an ISO. Upon exercise, an optionee generally does not recognize regular income tax, but the spread (the difference between the exercise price and the fair market value of the shares on the exercise date) is an item of adjustment for alternative minimum tax purposes. If the shares acquired on exercise of an ISO are held for at least two years from the grant date and one year from the exercise date, any gain or loss on disposition is long-term capital gain or loss. If those holding periods are not satisfied (a “disqualifying disposition”), the optionee will recognize ordinary income equal to the lesser of (i) the gain on the disposition, or (ii) the spread at the time of exercise, and the Company generally is entitled to a corresponding deduction. The Company is not entitled to a deduction upon the exercise of an ISO.

Non-qualified Stock Options (NQSOs). An optionee generally recognizes no taxable income upon the grant of a NQSO. Upon exercise, the optionee recognizes ordinary income equal to the spread on the exercise date, and the Company is generally entitled to a corresponding deduction. The optionee’s tax basis in the acquired shares is equal to the exercise price plus the amount of ordinary income recognized. Any subsequent gain or loss is capital gain or loss, long-term or short-term depending on the holding period.

Stock Appreciation Rights (SARs). A participant generally recognizes no taxable income upon the grant of a SAR. Upon exercise, the participant recognizes ordinary income equal to the cash or the fair market value of the shares received, and the Company generally is entitled to a corresponding deduction.

Restricted Stock. A participant generally recognizes no taxable income upon the grant of restricted stock. Upon vesting, the participant recognizes ordinary income equal to the fair market value of the shares at the time of vesting, less any amount paid, and the Company generally is entitled to a corresponding deduction. Alternatively, within 30 days of receiving restricted stock, the participant may elect under Section 83(b) of the Code to recognize ordinary income at the time of grant based on the grant-date fair market value, in which case no additional ordinary income is recognized on vesting.

Restricted Stock Units (RSUs). A participant generally recognizes no taxable income upon the grant of RSUs. Upon settlement (delivery of shares or cash), the participant recognizes ordinary income equal to the fair market value of the shares or the amount of cash received, and the Company generally is entitled to a corresponding deduction. RSUs do not qualify for a Section 83(b) election.

Section 162(m). Under Section 162(m) of the Code, the Company’s annual deduction for compensation paid to “covered employees” is generally limited to $1,000,000 per covered employee per taxable year.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2025 regarding shares of Common Stock that may be issued under the Company’s equity compensation plans.

Plan Category	Number of Securities to be Issued Upon exercise of outstanding options, warrants and Rights (a)	Weighted- average exercise Price of outstanding options, warrants and Rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
2019 Omnibus Long-Term Incentive Plan	142,619	$4.20	440,095
Equity compensation plans not approved by security holders: 2015 Employee Stock Option Plan (2)	7,768	$3.18	—
Total	150,387	$4.09	440,095

The table above is presented as of December 31, 2025, the end of our last completed fiscal year. On April 10, 2026, our stockholders approved the 2026 Plan, which replaced the 2019 Omnibus Long-Term Incentive Plan for purposes of new awards. The table above does not reflect the 2026 Plan or the amendment to the 2026 Plan described in the Definitive Proxy Statement on Schedule 14A filed on June 8, 2026, and is not adjusted for the one-for-ten reverse stock split effected on September 9, 2026.

(1)	The share reserve of the 2019 Omnibus Long-Term Incentive Plan increases automatically on January 1 of each year through January 1, 2029 by 4% of the shares of Common Stock outstanding on the preceding December 31. On January 1, 2026, 63,748 shares were added, which are not reflected in the table. No further awards may be granted under the 2019 Plan.

(2)	The 2015 Employee Stock Option Plan was adopted by BiomX Ltd. before the 2019 business combination and was not approved by the Company’s stockholders. No shares remain available for future issuance under it; it continues to govern outstanding awards.

New Plan Benefits

Awards under the Plan are granted at the discretion of the plan administrator, and it is not possible to determine the benefits that will be received by any particular person if the Amendment is approved. No awards have been granted subject to or conditioned upon stockholder approval of the Amendment.

Registration of Shares

If the Amendment is approved, we intend to file a registration statement on Form S-8 with the SEC to register the additional shares of Common Stock reserved under the Plan.

Vote Required and Board Recommendation

Approval of Proposal 1 requires the affirmative vote of a majority of the votes cast on the proposal. Stockholder approval of the Amendment is also required under Section 711 of the NYSE American Company Guide. Abstentions and broker non-votes are not treated as votes cast and will have no effect on the outcome of Proposal 1.

The Board unanimously recommends a vote FOR Proposal 1.

Interests of Directors and Executive Officers. Our directors and executive officers are eligible to receive awards under the Plan and therefore have an interest in the approval of Proposal 1. No determination has been made as to the specific awards, if any, that would be granted to directors or executive officers from the additional shares.

PROPOSAL 2

ADJOURNMENT OF THE SPECIAL MEETING

If there are insufficient votes at the Special Meeting to approve Proposal 1, the Board may propose to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies. Proposal 2 asks stockholders to authorize the Board to adjourn the Special Meeting for this purpose.

If approved, the Special Meeting may be adjourned and any adjourned session of the Special Meeting may be held without notice other than an announcement at the Special Meeting at which the adjournment is voted upon. Any proxy properly submitted for the Special Meeting may be voted at any adjourned session in the manner directed by the stockholder, unless the stockholder revokes it before the adjourned session. Approval of Proposal 2 is not contingent on approval of Proposal 1.

Approval of Proposal 2 requires the affirmative vote of a majority of the votes cast on the proposal. The Board unanimously recommends a vote FOR Proposal 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock as of the Record Date (the “Measurement Date”), for: (i) each person known to us to beneficially own more than 5% of our outstanding Common Stock; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all of our directors and executive officers as a group. All share numbers give effect to the one-for-ten reverse stock split effected on September 9, 2026.

Beneficial ownership is determined in accordance with the rules of the SEC. A person is deemed to beneficially own any shares of Common Stock over which the person has or shares voting or investment power, as well as any shares that the person has the right to acquire within 60 days of the Measurement Date pursuant to options, warrants or other rights. Shares subject to a beneficial ownership limitation are not included in the calculation. Percentage ownership is calculated based on 9,026,478 shares of Common Stock outstanding as of the Record Date.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class
5% or Greater Stockholders:
Mandragola Ltd. (1) (2)	965,424	9.99%
Ram Naim (4)	477,600	5.3%
Directors and Executive Officers:
Michael Oster, Chief Executive Officer	0	*
David Rokach, Chief Financial Officer	0	*
Roy Timor-Rousso, Chief Business Officer (3)	6,657	*
Reuven Yeganeh, Director	1,500	*
Liat Bidas, Director	1,500	*
Guy Arieli, Director	1,500	*
Ran Shaked, Director	1,500	*
All directors and executive officers as a group (7 persons)	12,657	*

*	Less than 1%.

(1)	Consists of 328,000 shares of Common Stock held directly and 637,424 shares of Common Stock issuable upon exercise of warrants held by Mandragola Ltd. (“Mandragola”) as of the record date. Mandragola holds a warrant to purchase up to 369,200 shares issued April 13, 2026 and a warrant to purchase up to 200,000 shares issued May 13, 2026, each exercisable at any time on a cashless basis for a number of shares determined by a Black-Scholes formula. The terms of the warrants limit exercise so that Mandragola’s beneficial ownership does not exceed 9.99% of the outstanding Common Stock at any time, and shares issuable in excess of that limit are excluded. Also excludes shares of Common Stock issuable upon conversion of notes that may be issued under the Line of Credit Agreement dated October 5, 2026 providing for advances of up to $5,000,000, convertible at the lower of the lowest closing price during the five trading days preceding conversion and $1.00 per share, subject to a 19.99% exchange cap pending stockholder approval and to NYSE American authorization. No principal is outstanding under the $2,000,000 line of credit dated May 13, 2026; the note previously outstanding under it was converted in full on September 29, 2026 into 200,000 shares, which are included in the shares held directly.

(2)	The address of such person is 8 Gavish Street, Netanya, Israel.

(3)	Excludes 6,657 shares scheduled to vest on each of July 1, 2027 and July 1, 2028, subject to his continued association with the Company.

(4)	Consists of 282,600 shares of Common Stock held directly by Mr. Naim and 195,000 shares of Common Stock held by Mayers Ventures LLC, of which Mr. Naim is the owner and manager, as reported in the Schedule 13D/A filed by Mayers Ventures LLC and Mr. Naim on October 6, 2026. The address of Mr. Naim is c/o Mayers Ventures LLC, 745 Fifth Avenue, New York, NY 10151.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the total compensation paid or accrued during the fiscal years ended December 31, 2025 and December 31, 2024, with respect to (i) our Chief Executive Officer and (ii) our two other most highly compensated executive officers, who each earned more than $100,000 during the fiscal year ended December 31, 2025 and were serving as executive officers as of such date.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)	Stock Awards ($)(4)	Option Awards ($)(2)	All Other Comp. ($)(1)(3)	Total ($)(1)
Jonathan Solomon(5)	2025	453,317	—	70,725	639,338	211,642	1,375,022
Chief Executive Officer	2024	415,103	50,689	49,798	460,921	102,081	1,078,592
Marina Wolfson(6)	2025	249,102	—	38,248	164,765	101,339	553,454
Chief Financial Officer	2024	179,905	—	—	124,854	46,793	351,552
Dr. Merav Bassan(7)	2025	285,009	—	44,415	165,609	147,297	642,330
Chief Development Officer	2024	265,809	31,833	31,273	130,859	73,208	532,982

(1)	All amounts paid in NIS have been translated into U.S. dollars using the average exchange rate of NIS 3.45 to $1.00 for fiscal year 2025 and NIS 3.67 to $1.00 for fiscal year 2024.

(2)	Amounts in this column represent the aggregate grant date fair value of option awards granted during the applicable fiscal year, computed in accordance with FASB ASC Topic 718. See Notes to Consolidated Financial Statements for a discussion of assumptions made in determining the grant date fair value of our equity awards.

(3)	Amounts for fiscal year 2025 include for each named executive officer: (a) contributions by BiomX Ltd. (our former Israeli subsidiary, which entered insolvency proceedings in December 2025 and was deconsolidated in February 2026) to pension and insurance funds; (b) contributions to an educational fund; (c) automobile and transportation expense reimbursement; and (d) a cash payment equal to three months’ salary approved by the Board on March 24, 2025, on account of each officer’s existing personal non-statutory severance agreement, the payment of which reduced each officer’s non-statutory severance entitlement.

(4)	Amounts in this column represent the aggregate grant date fair value of RSU awards granted during the applicable fiscal year, computed in accordance with FASB ASC Topic 718.

(5)	Mr. Solomon resigned as Chief Executive Officer and from the Board effective March 4, 2026. Michael Oster was appointed as Chief Executive Officer effective the same date.

(6)	Ms. Wolfson resigned as Chief Financial Officer effective February 24, 2026. David Rokach was appointed as Chief Financial Officer effective February 27, 2026.

(7)	Dr. Bassan resigned as Chief Development Officer effective February 24, 2026.

Narrative Disclosure to the Summary Compensation Table

Option Awards. Option awards were granted to our named executive officers under the 2015 Plan. Option awards granted to our named executive officers after the closing of the Business Combination are granted pursuant to the 2019 Plan. In each case, one-fourth of the options vest and become exercisable on the first anniversary of the grant date, and the remainder of the options vest and become exercisable in 12 equal quarterly installments, subject to the named executive officer’s continued employment; provided that the options will vest and become exercisable in the event the named executive officer is terminated within the twelve (12) month period following the occurrence of a Change in Control (as defined in the applicable grant agreement) as a result of an involuntary termination without Cause (as defined in the applicable grant agreement) or a voluntary termination with Good Reason (as defined in the applicable grant agreement). Subject to the terms of any employment agreement, the unexercised portion of these awards is generally forfeited by a participant on the date his or her employment is terminated other than due to death or disability. In the event of death or disability, the options become fully exercisable and remain exercisable for a period specified in the applicable award agreement.

RSU Awards. In September 2024, pursuant to our 2019 Plan, we granted RSUs to four senior officers and one service provider. In April 2025, pursuant to our 2019 Plan, we granted RSUs to three senior officers. In each case, the RSUs were fully vested and issued on the grant date and are not subject to continued service to the Company.

Bonus Awards. We have an annual corporate and individual goal-setting and review process for our named executive officers that is the basis for the determination of potential annual bonuses. Each of our named executive officers is eligible for annual performance-based bonuses of up to a specific percentage of their salary, ranging from 40% to 50%, subject to approval by the Board or the Compensation Committee. The performance-based bonus is tied to a set of specified corporate and/or individual goals and objectives reviewed and approved by the Board, such as clinical and development milestones, meeting budget and strategic goals, and we conduct an annual performance review to determine the attainment of such goals and objectives. For fiscal year 2025, no performance-based bonuses were paid to the named executive officers.

Employment Agreements

Below are descriptions of our employment agreements with our named executive officers who served during fiscal year 2025. All three named executive officers resigned from their positions in February and March 2026.

Jonathan Solomon. Pursuant to an employment agreement dated February 1, 2016, by and between BiomX Ltd. and Mr. Solomon, as amended, Mr. Solomon was entitled to a base salary of NIS 100,000, or approximately $27,304, per month, and an additional gross payment of NIS 25,000, or approximately $6,759, per month for up to 40 hours per month worked outside of normal business hours and normal business days (together with the base salary, Mr. Solomon’s Salary). BiomX Ltd. also made customary contributions on Mr. Solomon’s behalf to a pension fund or managers insurance company, at his election, equal to 8.33% of his Salary allocated to severance pay, and an additional 5.00% (managers insurance) or 6.50% (pension fund) of his Salary allocated to a provident fund or pension plan, together with disability insurance contributions of up to 2.50% of his Salary. These payments were intended to be in lieu of statutory severance pay under the Severance Pay Law 5723-1963 (the “Severance Pay Law”). BiomX Ltd. also contributed 7.50% of his monthly Salary to a recognized educational fund and reimbursed automobile maintenance and transportation expenses of NIS 2,000, or $541, per month. Mr. Solomon was also entitled to non-statutory 12 months’ severance upon (i) resignation with good reason or (ii) termination without cause, subject to a release and continued compliance. On March 24, 2025, the Board approved a cash payment equal to three months’ salary on account of his non-statutory severance agreement, following which his non-statutory severance was reduced to nine months. Mr. Solomon resigned as Chief Executive Officer and from the Board effective March 4, 2026.

Marina Wolfson. Pursuant to an employment agreement dated December 1, 2019, by and between BiomX Ltd. and Ms. Wolfson, as amended, she served as our Chief Financial Officer and was entitled to a base salary of NIS 54,080, or approximately $14,620, per month, and an additional gross payment of NIS 13,520, or approximately $3,655, per month for up to 40 hours per month worked outside of normal business hours and normal business days (together, Ms. Wolfson’s Salary). BiomX Ltd. made customary pension, severance, provident fund and disability insurance contributions on her behalf on terms consistent with those described above (insuring up to 75% of her Salary for disability), in lieu of statutory severance under the Severance Pay Law, contributed 7.50% of her monthly Salary (not to exceed NIS 15,712, or approximately $4,248) to a recognized educational fund, and reimbursed automobile and transportation expenses of NIS 2,500, or approximately $676, per month. Ms. Wolfson was also entitled to non-statutory 9 months’ severance upon (i) resignation with good reason or (ii) termination without cause, subject to a release and continued compliance. On March 24, 2025, the Board approved a cash payment equal to three months’ salary on account of her non-statutory severance agreement, following which her non-statutory severance was reduced to six months. Ms. Wolfson resigned as Chief Financial Officer effective February 24, 2026.

Dr. Merav Bassan. Pursuant to an employment agreement dated August 26, 2019, by and between BiomX Ltd. and Dr. Bassan, as amended, she served as our Chief Development Officer and was entitled to a base salary of NIS 62,800, or approximately $16,978, per month, and an additional gross payment of NIS 15,700, or approximately $4,244, per month for up to 40 hours per month worked outside of normal business hours and normal business days (together, Dr. Bassan’s Salary). BiomX Ltd. made customary pension, severance, provident fund and disability insurance contributions on her behalf on terms consistent with those described above (including up to 7.30% allocated to a provident fund or pension plan in the case of managers insurance, and insuring up to 75% of her Salary for disability), in lieu of statutory severance under the Severance Pay Law, contributed 7.50% of her monthly Salary to a recognized educational fund, and reimbursed automobile and transportation expenses of NIS 2,500, or approximately $676, per month. Dr. Bassan was also entitled to non-statutory 9 months’ severance upon (i) resignation with good reason or (ii) termination without cause, subject to a release and continued compliance. On March 24, 2025, the Board approved a cash payment equal to three months’ salary on account of her non-statutory severance agreement, following which her non-statutory severance was reduced to six months. Dr. Bassan resigned as Chief Development Officer effective February 24, 2026.

Outstanding Equity Awards at 2025 Fiscal Year-End

The following table provides information regarding equity awards held by the named executive officers that were outstanding as of December 31, 2025:

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Jonathan Solomon	11/13/2016	882	—	102.17	01/07/2027
	03/26/2017	959	—	321.36	03/26/2027
	05/22/2018	1,062	—	374.88	05/21/2028
	03/29/2019	1,499	—	385.80	03/29/2029
	03/25/2020	200	—	1,179.90	03/25/2030
	03/30/2021	211	—	1,333.80	03/30/2031
	03/29/2022	722	49	267.90	03/29/2032
	08/22/2022	429	98	125.40	08/23/2032
	03/01/2023	1,485	673	76.00	03/01/2033
	07/11/2024	6,259	13,768	68.97	07/11/2034
	04/14/2025	—	20,027	10.22	04/14/2035
Dr. Merav Bassan	10/10/2019	1,000	—	1,899.55	10/10/2029
	03/30/2021	66	—	1,333.80	03/30/2031
	03/29/2022	358	18	267.90	03/29/2032
	08/22/2022	324	71	125.40	08/23/2032
	03/01/2023	363	164	76.00	03/01/2033
	07/11/2024	1,563	3,437	68.97	07/11/2034
	04/14/2025	—	5,000	10.22	04/14/2035
Marina Wolfson	03/25/2020	50	—	1,179.90	03/25/2030
	03/30/2021	47	—	1,333.80	03/30/2031
	03/29/2022	179	9	267.90	03/29/2032
	08/22/2022	324	71	125.40	08/23/2032
	10/29/2023	159	156	52.25	10/29/2033
	03/01/2023	363	164	76.00	03/01/2033
	07/11/2024	1,563	3,437	68.97	07/11/2034
	04/14/2025	—	5,000	10.22	04/14/2035

Compensation of Directors

We maintain a non-employee director compensation policy, pursuant to which each non-employee director receives an annual retainer of $35,000. In addition, (i) the chairman of the Board receives an additional annual retainer of $65,500; (ii) each member of our Audit, Compensation and Nominating and Corporate Governance Committees receives an additional annual retainer of $5,000 per committee; and (iii) each chairperson of our Audit, Compensation and Nominating and Corporate Governance Committees receives an additional annual retainer of $5,000 per committee. We pay all amounts in quarterly installments. We also reimburse each of our directors for their reasonable travel, lodging and other out-of-pocket expenses incurred relating to their attendance at Board and committee meetings. Each non-employee director also receives an annual award of options to purchase our Common Stock. One-fourth of each annual option award vests on the first anniversary of the date of grant, and the remainder of the annual option award vests in 12 equal quarterly installments, subject to such director’s continued service on the Board.

The following table sets forth information regarding the compensation earned by our non-employee directors who served during the fiscal year ended December 31, 2025:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	All Other Comp. ($)	Total ($)
Dr. Russell Greig(3)	100,500	62,600	—	163,100
Susan Blum(4)	50,000	39,873	—	89,873
Jesse Goodman(5)	39,000	39,873	—	78,873
Jonathan Leff(6)	40,000	39,873	—	79,873
Greg Merril(4)	39,000	39,873	—	78,873
Dr. Alan Moses(7)	45,000	31,389	—	76,389
Edward Williams(4)	42,500	29,893	—	72,393
Total	356,000	283,374	—	639,374

(1)	Amounts in this column represent the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718.

(2)	In 2025, the Company granted options to directors according to the following structure: 927 options to each continuing non-employee director and 1,853 options to the Chairman of the Board. The Company’s policy is to grant options based, among other things, on the recommendations of a compensation consultant.

(3)	Dr. Greig resigned as Chairman of the Board and from the Board effective March 4, 2026. His resignation did not result from any disagreement with the Company.

(4)	Ms. Blum, Mr. Merril and Mr. Williams each resigned from the Board effective February 25, 2026. None of the resignations resulted from any disagreement with the Company.

(5)	Mr. Goodman resigned from the Board effective February 11, 2026 for personal reasons.

(6)	Mr. Leff resigned from the Board effective February 9, 2026 for personal reasons. Director fees for Mr. Leff were paid to Deerfield Management Company, L.P.

(7)	Dr. Moses resigned from the Board effective February 19, 2026 for personal reasons.

Policies and Practices Related to the Grant of Certain Equity Awards

We do not have any formal policy that requires the Company to grant, or avoid granting, equity-based compensation at certain times. We do not grant equity awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, and do not time the public release of such information based on award grant dates. The timing of any equity grants to executive officers or directors in connection with new hires, promotions, or other non-routine grants is tied to the event giving rise to the award (such as an executive officer’s commencement of employment or promotion effective date).

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Current Directors and Executive Officers

The following table sets forth information regarding our current directors and executive officers as of the date of this proxy statement:

Name	Age	Position	Director/Officer Since
Michael Oster	54	Chief Executive Officer	March 2026
David Rokach	58	Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer	February 2026
Roy Timor-Rousso	56	Chief Business Officer	May 2026
Reuven Yeganeh	47	Director	January 2026
Liat Bidas	48	Director	February 2026
Guy Arieli	43	Director	February 2026
Ran Shaked	44	Director	February 2026

Directors

Reuven Yeganeh, Director. Mr. Yeganeh, age 47, has served as a director of the Company since January 2026. Mr. Yeganeh also serves as a director of T3 Defense Inc. (Nasdaq: DFNS), a strategic acquirer and operator of aerospace and defense businesses. Since 2024, Mr. Yeganeh has been the CEO of Continual Ltd. From 2020 to 2023, he managed investments as a derivatives trader at Inbar Group Finance Ltd. He previously served as Chairman of the board of Fantasy Network (2018-2020) and Direct Capital (2018-2019). Mr. Yeganeh holds a B.A. in Economics and Management with a specialization in Finance from Ruppin Academic Center and is a Licensed Investment Portfolio Manager by the Israel Securities Authority.

Liat Bidas, Director. Ms. Bidas, age 48, has served as a director of the Company since February 2026. Ms. Bidas is a Managing Partner at UpStream Capital Group, where since 2014 she has been engaged in investments in financial and real estate transactions, and provides advisory services and merger proposals. Ms. Bidas serves as Chairperson of the Audit Committee and the Nominating and Corporate Governance Committee.

Guy Arieli, Director. Mr. Arieli has served as a director of the Company since February 2026. Mr. Arieli, age 43, is a pension and investment advisory specialist with extensive experience in providing pension consulting, investment advisory, and managing strategic client portfolios for corporate and institutional clients. Since 2014, Mr. Arieli has been self-employed, providing freelance consulting services to leading insurance and financial firms, including managing El Al Airlines’ portfolio and pension arrangements for hundreds of employees. Previously, Mr. Arieli served as a Pension and Investment Advisor at Mivtach Simon Insurance Agencies Ltd. from 2012 to 2014 and as a Pension Consultant and in marketing of financial products at Perfect Investment House (a subsidiary of Altshuler Shaham) from 2009 to 2012. Mr. Arieli holds an MBA with a specialization in Finance from Netanya Academic College and a B.B.A. and Industrial Engineering degree from Ruppin Academic Center, and previously held investment advisory and pension advisory licenses issued by the Israel Securities Authority and the Capital Market, Insurance and Savings Authority, respectively.

Ran Shaked, Director. Mr. Shaked, age 44, has served as a director of the Company since February 2026. Mr. Shaked is an investment advisor and portfolio manager with over 20 years of experience (2006-present) in capital markets, financial analysis, and investment management, with expertise in market analysis, risk assessment, and developing investment strategies for private and institutional clients. Since 2015, Mr. Shaked has served as a self-employed independent investment advisor and portfolio manager in Israel. Previously, Mr. Shaked provided portfolio management and investment advisory services on a freelance basis from 2010 to 2015, and served as a financial analyst and investment advisor from 2006 to 2010, providing market research and investment recommendations. Mr. Shaked holds a certificate in Financial Markets Analysis and Investments from Capital Markets College and completed advanced coursework in Financial Information Systems at High-Tech College.

Executive Officers

Michael Oster, Chief Executive Officer. Mr. Oster, age 54, was appointed as Chief Executive Officer of the Company effective March 4, 2026. Mr. Oster brings extensive experience in corporate strategy, mergers and acquisitions, and operational leadership across capital-intensive industries including energy, infrastructure, and industrial sectors. Since 2024, Mr. Oster has been serving as Chief Executive Officer and a member of the board of directors of Saffron Tech Ltd., an agritech company focused on innovative saffron cultivation technologies, as well as its parent company Sattivus Tech Corporation (OTC: SATT). During this period, he also served as a member of the board of directors of BladeRanger Ltd. (TASE: BLRN), a publicly traded Israeli innovator in advanced drone payload systems for defense, homeland security, and solar applications. From 2018 to 2024, Mr. Oster managed and was a principal of a real estate entity in Dallas, Texas focused on the acquisition and management of multi-family units. From 2003 to 2017, Mr. Oster served as Senior Vice President of Mergers and Acquisitions at Alon USA Energy, Inc. (NYSE: ALJ), where he led numerous strategic transactions during the company’s growth as a publicly traded energy company with approximately $8 billion in revenue.

David Rokach, Chief Financial Officer. Mr. Rokach, age 58, was appointed as Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer of the Company effective February 27, 2026. Mr. Rokach has served as a director on the board of directors of T3 Defense Inc. (Nasdaq: DFNS) (formerly Nukkleus Inc.), a strategic acquirer and operator of aerospace and defense businesses, since 2024. From 2017 to 2025, he served as CEO, partner and senior manager of Newcom Finance, a financial services firm focused on pension fund management and portfolio construction. From 2021 to 2023, he served as CEO of Granit Investment Company. Mr. Rokach holds extensive experience in executive leadership, public company governance and investment strategy.

Roy Timor-Rousso, age 56, was appointed Chief Business Officer effective July 1, 2026. Mr. Rousso is a Colonel (res.) in the Israel Defense Forces and brings more than two decades of leadership experience across digital infrastructure, sovereign cloud, private cellular networks, and technology companies. From February 2023 through January 2026, he served as Head of Global Business Development at Flexnode, a digital infrastructure company. Prior to that, from September 2020 to November 2022, he served as Chief Revenue Officer and Chief Marketing Officer of Pente Networks. Mr. Rousso holds an MBA in Marketing from the Paris School of Business, a master’s degree in Political Science and Government from Bar-Ilan University, and a B.A. in Political Science from Tel Aviv University.

Board Independence

The Board has determined that each of Liat Bidas, Guy Arieli and Ran Shaked qualifies as an “independent director” under the listing standards of the NYSE American and, with respect to the Audit Committee, under Rule 10A-3 of the Exchange Act. The Board has determined that Reuven Yeganeh is not independent under the listing standards of NYSE American by reason of his service on the board of directors of T3 Defense Inc., the indirect parent of Water IO Ltd., a stockholder of the Company.

Board Committees

Name	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee
Liat Bidas	Chair	—	Chair
Guy Arieli	Member	Member	Member
Ran Shaked	Member	Chair	—

OTHER MATTERS

Solicitation of Proxies

The Company will bear the cost of soliciting proxies. Proxies may be solicited by mail, and our directors, officers, and employees may solicit proxies in person, by telephone, or by electronic means, without additional compensation.

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, several brokers with account holders who are our stockholders will be “householding” our proxy materials. A single set of the proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of proxy materials, please notify your broker or the Company. Direct your written request to: Tessera Defense and Homeland Security Inc., 850 New Burton Road, Suite 201 Dover, Delaware 19904, Attention: Michael Oster.

Stockholders who currently receive multiple copies of the proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Where You Can Find More Information

We file annual, quarterly, and current reports, proxy statements, and other information with the Securities and Exchange Commission. These filings are available free of charge on the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K for the year ended December 31, 2025, as amended, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026 are available on the SEC’s website and on the investor relations section of our website. Information on our website is not part of this proxy statement.

STOCKHOLDER PROPOSALS

Stockholders intending to present a proposal or propose a director nominee at our 2027 Annual Meeting must comply with the requirements set forth in the Company’s bylaws and comply with the requirement of Rule 14a-8 of the Exchange Act. The bylaws require, among other things, that a stockholder must have given timely notice of any proposal in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the date of the 2026 annual meeting; provided, however, that if the date of the 2027 Annual Meeting is more than thirty (30) days prior to, or more than sixty (60) days after, the first anniversary of the date of the 2026 annual meeting, to be timely, a stockholder’s notice must be so received not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (i) the ninetieth (90th) day prior to such annual meeting and (ii) the tenth (10th) day following the day on which public disclosure of the date of the 2027 Annual Meeting is first made by the Company.

Accordingly, for the 2027 Annual Meeting, given that the 2026 annual meeting was held on June 26, 2026, notice of a nomination or proposal must be delivered to the Secretary of the Company no earlier than February 26, 2027 and no later than March 28, 2027. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline. Proposals or nominations not submitted in accordance with such requirements will be deemed untimely or otherwise deficient; however, the Company will have discretionary authority to include such proposals or nominations in the proxy materials for the 2027 Annual Meeting.

In addition to satisfying the advance notice requirements under the Company’s bylaws as described above, to comply with the SEC’s universal proxy rules, a person who intends to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by SEC Rule 14a-19(b) under the Exchange Act. Such notice must be received no later than 60 calendar days prior to the anniversary of the previous year’s annual meeting. For any such director nominee to be included on our proxy card for the 2027 Annual Meeting, the Company’s Secretary must receive notice under SEC Rule 14a-19 no later than April 27, 2027.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Proposals should be addressed to Tessera Defense and Homeland Security Inc., Attn. Corporate Secretary, 850 New Burton Road, Suite 201 Dover, Delaware 19904.

Other Matters

The Board knows of no other matters to be presented at the Special Meeting. If any other matter properly comes before the meeting, the persons named as proxies will vote on it in their discretion.

By Order of the Board of Directors

/s/ Michael Oster
Michael Oster
Chief Executive Officer
Dover, Delaware
October 6, 2026

ANNEX A

AMENDMENT NO. 2 TO THE

TESSERA DEFENSE AND HOMELAND SECURITY INC.

2026 EQUITY INCENTIVE PLAN

This Amendment No. 2 (this “Amendment”) to the Tessera Defense and Homeland Security Inc. 2026 Equity Incentive Plan (the “Plan”) is adopted by the Board of Directors of the Company on September 24, 2026 and shall become effective on the date it is approved by the Company’s stockholders at the Special Meeting of Stockholders to be held on October 20, 2026, or any adjournment thereof.

Amendment

Section 4(a) of the Plan (Share Reserve) is hereby amended to increase the number of shares of the Company’s common stock, $0.0001 par value per share, reserved and available for issuance under the Plan from 685,000 shares to 6,000,000 shares after giving effect to the Company’s one-for-ten reverse stock split effected on September 9, 2026.

Other Terms

Except as set forth in this Amendment, the Plan shall continue in full force and effect without modification. Capitalized terms used but not defined in this Amendment have the meanings given to them in the Plan.

Effective Date

This Amendment shall be effective as of the date it is approved by the Company’s stockholders. If the stockholders do not approve this Amendment, the Plan shall continue in accordance with its terms prior to this Amendment.

Adopted by the Board of Directors: September 24, 2026

Approved by Stockholders: ______________, 2026

A-1

ANNEX B

TESSERA DEFENSE AND HOMELAND SECURITY INC.

2026 EQUITY INCENTIVE PLAN

(AS ADOPTED APRIL 10, 2026)

Note: Section 4(a) of the Plan was amended, with stockholder approval on June 26, 2026, to increase the shares reserved for issuance to 6,850,000 shares, equivalent to 685,000 shares after the one-for-ten reverse stock split effected on September 9, 2026. The text that follows is the Plan as originally adopted, and the share numbers in it are not adjusted for the reverse stock split.

BIOMX INC.

2026 EQUITY INCENTIVE PLAN

SECTION 1. PURPOSE

The purpose of the BiomX Inc. 2026 Equity Incentive Plan (the “Plan”) is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of BiomX Inc., a Delaware corporation (the “Company”), and its Subsidiaries and Affiliates, by providing them the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts with the long-term interests of the Company’s stockholders. The Plan is intended to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of the Company’s stockholders.

The Plan shall become effective upon its approval by the stockholders of the Company at an Extraordinary Special Meeting of Stockholders scheduled for April 10, 2026 (the “Effective Date”). Prior plans of the Company, including the Amended and Restated 2019 Omnibus Long-Term Incentive Plan, shall remain in effect with respect to awards previously granted thereunder, but no new awards shall be granted under any prior plan following the Effective Date.

SECTION 2. DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means any entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company, as determined by the Plan Administrator.

“Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, or Other Stock-Based Award granted under the Plan.

“Award Agreement” means the written or electronic agreement, notice, or other instrument or document evidencing the terms and conditions of an Award, including any amendment thereto, as approved by the Plan Administrator.

“Board” means the Board of Directors of the Company.

“Cause” shall have the meaning set forth in the Participant’s employment agreement or other applicable agreement with the Company or a Subsidiary, or if no such definition exists, shall mean (i) the Participant’s willful and continued failure to perform assigned duties, (ii) the Participant’s engagement in dishonesty, illegal conduct, or gross misconduct that is materially harmful to the Company, (iii) the Participant’s conviction of, or plea of guilty or nolo contendere to, a felony, (iv) the Participant’s breach of any material provision of any agreement with the Company, or (v) the Participant’s willful violation of a material Company policy.

“Change in Control” shall have the meaning set forth in Section 12 of the Plan.

“Code” means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board, or such other committee of the Board as may be designated by the Board to administer the Plan, comprised of two or more members of the Board, each of whom is intended to qualify as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and as an “independent director” under the applicable listing rules of the NYSE American or any other national securities exchange on which the Common Stock is then listed.

“Common Stock” means the common stock of the Company, par value $0.0001 per share.

“Company” means BiomX Inc., a corporation organized under the laws of the State of Delaware, and any successor thereto.

“Disability” means a permanent and total disability as defined in Section 22(e)(3) of the Code, or as otherwise determined by the Plan Administrator in its sole discretion.

“Effective Date” means April 10, 2026, the date on which the Plan is approved by the stockholders of the Company.

“Eligible Person” means any employee, officer, or director of the Company or a Subsidiary, or any consultant, agent, advisor or independent contractor who provides bona fide services to the Company or a Subsidiary that (a) are not in connection with the offer and sale of securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” means, as of any date, (i) the closing sale price of a share of Common Stock as reported on the NYSE American (or such other national securities exchange on which the Common Stock is then listed) on such date, or if no sale is reported on such date, the closing sale price on the most recent preceding date on which a sale was reported, or (ii) if the Common Stock is not listed on any national securities exchange, such value as determined by the Plan Administrator in good faith in compliance with Section 409A of the Code.

“Incentive Stock Option” or “ISO” means an Option that is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Nonqualified Stock Option” or “NQSO” means an Option that is not intended to be, or does not qualify as, an Incentive Stock Option.

“Option” means a right to purchase shares of Common Stock at a specified exercise price, granted pursuant to Section 6 of the Plan.

“Other Stock-Based Award” means an Award granted pursuant to Section 11 of the Plan.

“Participant” means an Eligible Person who has been granted an Award under the Plan.

“Performance Award” means an Award granted pursuant to Section 10 of the Plan, the vesting or settlement of which is contingent upon the achievement of one or more Performance Goals.

“Performance Goals” means the criteria and objectives determined by the Plan Administrator that shall be satisfied or met as a condition to the grant, exercisability, vesting, or settlement of an Award, as further described in Section 10.

“Performance Period” means the period of time determined by the Plan Administrator during which Performance Goals must be achieved with respect to a Performance Award.

“Plan” means this BiomX Inc. 2026 Equity Incentive Plan, as it may be amended from time to time.

“Plan Administrator” means the Board or the Committee, as applicable pursuant to Section 3 of the Plan.

“Restricted Stock” means shares of Common Stock granted pursuant to Section 8 of the Plan that are subject to restrictions on transfer and/or a risk of forfeiture.

“Restricted Stock Unit” or “RSU” means an Award granted pursuant to Section 9 of the Plan, representing the right to receive one share of Common Stock (or the cash equivalent thereof) upon satisfaction of applicable vesting conditions.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

“Section 409A” means Section 409A of the Code, together with any Department of Treasury regulations and other interpretive guidance issued thereunder.

“Stock Appreciation Right” or “SAR” means an Award granted pursuant to Section 7 of the Plan, representing the right to receive an amount equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over a specified base price.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; provided, however, that with respect to Incentive Stock Options, “Subsidiary” shall have the meaning ascribed to “subsidiary corporation” under Section 424(f) of the Code.

“Substitute Award” means an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation, or acquisition of property or stock.

“Ten Percent Stockholder” means an individual who, at the time an ISO is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary.

SECTION 3. ADMINISTRATION

(a) Administration of the Plan. The Plan shall be administered by the Board. The Board may, in its sole discretion, delegate all or any portion of its authority under the Plan to the Committee. To the extent of any such delegation, references in the Plan to the “Plan Administrator” shall be deemed to refer to the Committee. In the event that the Board does not delegate administration of the Plan to the Committee, references in the Plan to the “Plan Administrator” shall be deemed to refer to the Board. The Board may, at any time, revest in itself any or all of the authority previously delegated to the Committee.

(b) Powers of the Plan Administrator. Subject to the provisions of the Plan, the Plan Administrator shall have full and exclusive authority to:

(i) select the Eligible Persons to whom Awards are granted;

(ii) determine the type or types of Awards to be granted to each Participant;

(iii) determine the number of shares of Common Stock to be covered by each Award;

(iv) determine the terms and conditions of any Award, including, without limitation, the exercise price, base price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions, or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award;

(v) determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, shares of Common Stock, other Awards, or other property;

(vi) determine whether, to what extent, and under what circumstances cash, shares of Common Stock, other Awards, or other property payable with respect to an Award shall be deferred either automatically or at the election of a Participant;

(vii) construe and interpret the Plan and any Award Agreement, and to establish, amend, or waive rules and regulations for the Plan’s administration;

(viii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan or in any Award Agreement;

(ix) amend the terms of any outstanding Award, subject to Section 18; and

(x) make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

(c) Decisions Final. All decisions, interpretations, and other actions of the Plan Administrator shall be final, conclusive, and binding on all persons, including the Company, any Participant, any stockholder, and any Eligible Person. A majority of the members of the Plan Administrator may determine its actions.

(d) Indemnification. No member of the Board or the Committee, and no officer or employee of the Company acting on behalf of the Plan Administrator, shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or any Award. The Company shall, to the fullest extent permitted by law, indemnify and hold harmless each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such person, or any person for whom such person is a legal representative, is or was a member of the Board, a member of the Committee, or an officer or employee of the Company acting on behalf of the Plan Administrator.

(e) Delegation. To the extent permitted by applicable law, the Plan Administrator may delegate to one or more officers of the Company the authority to grant Awards to Eligible Persons who are not subject to the reporting and other provisions of Section 16 of the Exchange Act; provided, that such delegation shall specify the maximum number of shares of Common Stock subject to Awards that such officer or officers may grant and shall be subject to such other terms and conditions as the Plan Administrator may impose.

SECTION 4. SHARES SUBJECT TO THE PLAN

(a) Authorized Number of Shares. Subject to adjustment from time to time as provided in Section 14 and the automatic increase set forth in Section 4(c) below, the aggregate number of shares of Common Stock initially available for issuance under the Plan shall be One Million Three Hundred Ninety Thousand (1,390,000) shares (the “Initial Share Reserve”). Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

(b) Share Recycling.

(i) Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates, or is canceled prior to the issuance of shares thereunder, or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company, the shares subject to such Awards and the forfeited or reacquired shares shall again be available for issuance under the Plan.

(ii) Any shares of Common Stock (A) tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award, or (B) covered by an Award that is settled in cash or in a manner such that some or all of the shares of Common Stock covered by the Award are not issued, shall be available for Awards under the Plan.

(iii) The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject to or paid with respect to an Award.

(iv) Awards granted under the Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which the Company enters into a merger or similar corporate transaction (“Substitute Awards”) shall not reduce the shares available for grant under the Plan but shall count against the maximum number of shares that may be issued upon the exercise of Incentive Stock Options.

(c) Evergreen Provision; Automatic Annual Increase. The aggregate number of shares of Common Stock available for issuance under the Plan shall automatically increase on January 1 of each year, for a period of ten (10) years, commencing on January 1, 2027 and ending on (and including) January 1, 2036 (each, an “Evergreen Date”), in an amount equal to four percent (4%) of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year (each, an “Annual Increase” and collectively, the “Evergreen Mechanism”). Notwithstanding the foregoing, the Board may act prior to the Evergreen Date of a given year to provide that there shall be no Annual Increase for such year or that the Annual Increase for such year shall be a lesser number of shares of Common Stock than would otherwise be provided pursuant to this Section 4(c). For the avoidance of doubt, up to the maximum number of shares of Common Stock added pursuant to this Section 4(c) may be issued pursuant to Incentive Stock Options.

(d) Substitute Awards. The Plan Administrator may also, without limitation, have the authority to grant Awards as an alternative to, or as the form of payment for, grants or rights earned or due under other compensation plans or arrangements of the Company.

(e) Minimum Vesting. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan (other than cash-based Awards) shall vest no earlier than the first anniversary of the date of grant; provided, however, that up to five percent (5%) of the shares of Common Stock available for issuance under the Plan may be granted without regard to such minimum vesting requirement. Nothing in this Section 4(e) shall preclude the Plan Administrator from taking action, in its sole discretion, to accelerate the vesting of any Award in connection with a Participant’s death, Disability, retirement, or in connection with a Change in Control, or as otherwise provided herein.

SECTION 5. ELIGIBILITY

(a) General. An Award may be granted to any Eligible Person whom the Plan Administrator from time to time selects. The Plan Administrator’s determination of which Eligible Persons shall receive Awards, and the type, amount, and terms thereof, need not be uniform and may be made selectively among Eligible Persons, whether or not such persons are similarly situated.

(b) Incentive Stock Options. Incentive Stock Options may be granted only to employees of the Company or a Subsidiary (within the meaning of Section 424(f) of the Code). Non-employee directors and consultants are not eligible to receive Incentive Stock Options.

(c) Non-U.S. Participants. The Plan Administrator may adopt sub-plans or establish special rules or procedures for the purpose of accommodating the laws and customs of, or achieving favorable tax treatment under the laws of, any jurisdiction other than the United States in which any Eligible Person may reside or provide services.

SECTION 6. STOCK OPTIONS

(a) Grant of Options. The Plan Administrator may grant Options to Eligible Persons and shall determine whether such Options shall be Incentive Stock Options or Nonqualified Stock Options. Each Option shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Option, the number of shares of Common Stock subject to the Option, the vesting schedule, and such other terms and conditions as the Plan Administrator shall determine, consistent with the Plan.

(b) Exercise Price. The exercise price per share of Common Stock purchasable under an Option shall be determined by the Plan Administrator at the time the Option is granted; provided, however, that such exercise price shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date of grant.

(c) Term of Options. The term of each Option shall be determined by the Plan Administrator and set forth in the Award Agreement; provided, however, that no Option shall be exercisable more than ten (10) years after the date of grant. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, the term shall not exceed five (5) years from the date of grant.

(d) Vesting and Exercisability. Options shall vest and become exercisable at such times and upon such terms and conditions as may be determined by the Plan Administrator and set forth in the Award Agreement. The Plan Administrator may provide for the acceleration of vesting and exercisability in the event of the Participant’s death, Disability, retirement, a Change in Control, or upon such other events as the Plan Administrator may determine.

(e) Method of Exercise. An Option shall be exercised by delivering written or electronic notice of exercise to the Company (or its designated agent) in a form approved by the Plan Administrator, specifying the number of shares of Common Stock to be purchased and accompanied by full payment of the exercise price. The exercise price may be paid in any manner approved by the Plan Administrator, which may include: (i) cash or check, (ii) delivery (including by attestation) of shares of Common Stock already owned by the Participant having a Fair Market Value on the date of exercise equal to the aggregate exercise price, (iii) through a broker-assisted “cashless exercise” arrangement, (iv) by net exercise, (v) by any other method approved by the Plan Administrator, or (vi) by any combination of the foregoing.

(f) Termination of Service. The Award Agreement shall specify the effect of a Participant’s termination of service on the exercisability and term of the Option. Unless otherwise provided in the Award Agreement:

(i) If a Participant’s service is terminated for Cause, all Options (whether or not then vested) shall terminate immediately.

(ii) If a Participant’s service is terminated by reason of death or Disability, all vested Options shall remain exercisable for a period of twelve (12) months following such termination (but not beyond the original term of the Option).

(iii) If a Participant’s service is terminated for any other reason, all vested Options shall remain exercisable for a period of ninety (90) days following such termination (but not beyond the original term of the Option).

(g) Incentive Stock Option Limitations. The aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed One Hundred Thousand Dollars ($100,000). To the extent that such aggregate Fair Market Value exceeds $100,000, the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonqualified Stock Options. No Incentive Stock Option may be granted more than ten (10) years after the earlier of (i) the date the Plan is adopted by the Board or (ii) the Effective Date.

(h) No Repricing. Notwithstanding any provision of the Plan to the contrary, without the approval of the Company’s stockholders, the Plan Administrator shall not (i) reduce the exercise price of any outstanding Option, (ii) cancel any outstanding Option in exchange for a new Option with a lower exercise price, a new Award, cash, or other consideration when the exercise price of such Option exceeds the Fair Market Value of the underlying Common Stock, or (iii) take any other action that would be treated as a repricing under the applicable listing rules of the NYSE American (or such other national securities exchange on which the Common Stock is then listed).

SECTION 7. STOCK APPRECIATION RIGHTS

(a) Grant of SARs. The Plan Administrator may grant Stock Appreciation Rights to Eligible Persons, either alone (“freestanding SARs”) or in tandem with Options (“tandem SARs”). Each SAR shall be evidenced by an Award Agreement specifying the base price, the term, the number of shares of Common Stock to which the SAR relates, and such other terms as the Plan Administrator shall determine.

(b) Base Price. The base price per share of Common Stock subject to a SAR shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant. In the case of a tandem SAR, the base price shall equal the exercise price of the related Option.

(c) Term. No SAR shall be exercisable more than ten (10) years after the date of grant.

(d) Exercise and Settlement. Upon exercise of a SAR, the Participant shall be entitled to receive an amount equal to the excess, if any, of the Fair Market Value of one share of Common Stock on the date of exercise over the base price, multiplied by the number of shares subject to the SAR being exercised. Such amount may be paid in cash, shares of Common Stock, or a combination thereof, as determined by the Plan Administrator and set forth in the Award Agreement.

(e) Tandem SARs. A tandem SAR may be exercised only when the related Option is exercisable and only with the surrender of the right to exercise the equivalent portion of the related Option. Upon exercise of a tandem SAR, the related Option shall be canceled to the extent of the number of shares of Common Stock with respect to which the SAR is exercised, and vice versa.

(f) No Repricing. The restrictions on repricing set forth in Section 6(h) shall apply equally to Stock Appreciation Rights.

SECTION 8. RESTRICTED STOCK

(a) Grant of Restricted Stock. The Plan Administrator may grant shares of Restricted Stock to Eligible Persons. Each Restricted Stock Award shall be evidenced by an Award Agreement specifying the number of shares, the period of restriction, the conditions of vesting, and such other terms as the Plan Administrator shall determine.

(b) Restrictions. During the period of restriction, shares of Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered, except as otherwise provided in the Plan or the Award Agreement. The Plan Administrator shall impose such restrictions as it may deem advisable, including, without limitation, restrictions based upon continued employment or service, the achievement of Performance Goals, or any combination thereof.

(c) Stockholder Rights. Unless otherwise determined by the Plan Administrator and set forth in the Award Agreement, a Participant holding shares of Restricted Stock shall have the rights of a stockholder of the Company, including the right to vote such shares and to receive dividends; provided, however, that any dividends paid with respect to unvested shares of Restricted Stock shall be accumulated and paid to the Participant only upon, and to the extent that, the underlying shares of Restricted Stock vest. Any accumulated dividends relating to shares of Restricted Stock that are forfeited shall also be forfeited.

(d) Lapse of Restrictions. Upon the vesting of Restricted Stock, the restrictions imposed under the Award Agreement shall lapse, and the shares shall become freely transferable (subject to applicable securities laws and Company policies). The Plan Administrator may provide for the acceleration of vesting upon such events as it shall determine.

(e) Forfeiture. Except as otherwise provided in the Award Agreement, upon a Participant’s termination of service for any reason prior to the lapse of restrictions, all unvested shares of Restricted Stock shall be forfeited and returned to the Company.

SECTION 9. RESTRICTED STOCK UNITS

(a) Grant of RSUs. The Plan Administrator may grant Restricted Stock Units to Eligible Persons. Each RSU Award shall be evidenced by an Award Agreement specifying the number of RSUs, the vesting schedule, the form and time of settlement, and such other terms as the Plan Administrator shall determine.

(b) Vesting. RSUs shall vest at such times and upon such conditions as may be determined by the Plan Administrator and set forth in the Award Agreement, including, without limitation, conditions based on continued employment or service, the achievement of Performance Goals, or any combination thereof.

(c) Settlement. Upon vesting, each RSU shall entitle the Participant to receive one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock (or a combination thereof), as determined by the Plan Administrator and set forth in the Award Agreement. Settlement shall occur on or as soon as administratively practicable following the vesting date, but in no event later than the date required to satisfy the requirements of Section 409A, unless the RSU is designed to provide for a permissible deferral of compensation in compliance with Section 409A.

(d) Dividend Equivalents. The Plan Administrator may, in its sole discretion, provide that RSUs shall accrue dividend equivalents with respect to dividends paid on shares of Common Stock. Such dividend equivalents shall be accumulated and paid to the Participant only upon, and to the extent that, the underlying RSUs vest and are settled. Any accumulated dividend equivalents relating to RSUs that are forfeited shall also be forfeited.

(e) No Stockholder Rights. A Participant holding RSUs shall have no rights as a stockholder of the Company (including no voting rights and no rights to receive dividends, other than dividend equivalents as provided in Section 9(d)) with respect to such RSUs until shares of Common Stock are issued in settlement thereof.

SECTION 10. PERFORMANCE AWARDS

(a) Grant of Performance Awards. The Plan Administrator may grant Performance Awards to Eligible Persons, payable in cash, shares of Common Stock, or a combination thereof, upon the achievement of such Performance Goals during such Performance Periods as the Plan Administrator shall establish. Each Performance Award shall be evidenced by an Award Agreement specifying the Performance Goals, the Performance Period, the potential amount of the Award, and such other terms as the Plan Administrator shall determine.

(b) Performance Goals. Performance Goals may be based on one or more of the following criteria, applied to the Company as a whole or to any Subsidiary, division, business unit, or individual, and measured on an absolute basis, relative to a peer group, relative to an index, or on such other basis as the Plan Administrator shall determine: revenue; net revenue; earnings (including earnings before interest, taxes, depreciation, and amortization); net income; operating income; operating margin; earnings per share; cash flow; free cash flow; return on equity; return on assets; return on capital; return on investment; total stockholder return; stock price; market share; customer satisfaction metrics; clinical development milestones; regulatory milestones; product development milestones; strategic milestones; cost reduction or savings; working capital; debt reduction; or any other objective or subjective criteria determined by the Plan Administrator. The Plan Administrator may provide for equitable adjustments to Performance Goals in recognition of unusual or non-recurring items, changes in applicable accounting rules, or other factors as the Plan Administrator may determine.

(c) Certification. Prior to the settlement or payment of any Performance Award, the Plan Administrator shall certify in writing (which may include approved minutes of a meeting) the extent to which the applicable Performance Goals have been achieved.

(d) Negative Discretion. Notwithstanding the achievement of any Performance Goal, the Plan Administrator shall retain the right to reduce (but not increase) the amount payable under a Performance Award.

SECTION 11. OTHER STOCK-BASED AWARDS

The Plan Administrator may grant other types of equity-based or equity-related Awards (including the grant or offer for sale of unrestricted shares of Common Stock, awards of phantom stock, and stock equivalent units) in such amounts and subject to such terms and conditions as the Plan Administrator shall determine. Such Awards may involve the transfer of actual shares of Common Stock to Participants or the payment of amounts in cash or otherwise based in whole or in part on the value of shares of Common Stock. Each Other Stock-Based Award shall be evidenced by an Award Agreement and shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

SECTION 12. CHANGE IN CONTROL

(a) Definition. For purposes of the Plan, a “Change in Control” shall mean the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities; provided, however, that any change in the percentage of voting power held by any one of the Company’s current directors or officers, or by the Company or a Company employee benefit plan, shall not constitute a Change in Control;

(ii) A change in the composition of the Board occurring within a twenty-four (24) month period such that a majority of the members of the Board are not Continuing Directors. “Continuing Directors” means members of the Board who either (A) have been Board members continuously for a period of at least twenty-four (24) months, or (B) have been Board members for less than twenty-four (24) months and were elected or nominated for election as Board members by at least a majority of the Continuing Directors at the time of such election or nomination (other than an election or nomination resulting from an actual or threatened election contest or proxy solicitation);

(iii) The consummation of a merger, consolidation, reorganization, or similar transaction involving the Company and any other entity, other than a transaction that results in the Company’s voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity (or its parent) outstanding immediately after such transaction; or

(iv) The consummation of a sale, lease, exclusive license, or other disposition of all or substantially all of the consolidated assets of the Company.

(b) Treatment of Awards. Unless otherwise provided in an Award Agreement or any other written agreement between a Participant and the Company:

(i) In the event of a Change in Control, the Plan Administrator may, in its sole discretion, provide for one or more of the following: (A) assumption, continuation, or substitution of outstanding Awards by the surviving entity (or its parent); (B) full or partial acceleration of vesting of outstanding Awards; (C) cancellation of outstanding Awards in exchange for a payment equal to the intrinsic value of such Awards (which may be zero if the exercise or base price exceeds the consideration payable in the Change in Control transaction); or (D) any combination of the foregoing.

(ii) Double-Trigger Acceleration. Unless otherwise provided in the Award Agreement, in the event that Awards are assumed, continued, or substituted in connection with a Change in Control, the vesting and exercisability of such Awards shall not be accelerated solely as a result of the Change in Control. If, however, within twenty-four (24) months following the consummation of a Change in Control, a Participant’s service is terminated by the Company (or its successor) without Cause, or by the Participant for “Good Reason” (as defined in the Participant’s Award Agreement, employment agreement, or other applicable agreement), then all outstanding Awards held by such Participant that were assumed, continued, or substituted in connection with the Change in Control shall become fully vested and exercisable.

SECTION 13. NON-EMPLOYEE DIRECTOR AWARDS

Awards may be granted to non-employee directors of the Company at such times and in such amounts as the Plan Administrator shall determine, subject to the terms and conditions of the Plan. The Plan Administrator may provide for automatic grants to non-employee directors upon initial election or appointment to the Board, upon re-election, or on an annual basis. Non-employee directors shall be eligible to receive Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards under the Plan, but shall not be eligible to receive Incentive Stock Options.

SECTION 14. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

(a) Adjustments. In the event of any stock dividend, stock split, reverse stock split, combination of shares, reclassification, recapitalization, or other similar change in the capital structure of the Company, the Plan Administrator shall make appropriate and proportionate adjustments to: (i) the aggregate number and kind of shares of Common Stock available for issuance under the Plan (including the Initial Share Reserve and any shares added pursuant to the Evergreen Mechanism); (ii) the number and kind of shares subject to each outstanding Award; (iii) the exercise price, base price, or purchase price applicable to each outstanding Award; and (iv) any other terms of an Award that are affected by such event. Such adjustments shall be made in a manner consistent with the requirements of Sections 409A and 424 of the Code, as applicable.

(b) Corporate Transactions. In the event of a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation, the Plan Administrator shall make such adjustments, and take such other actions, as it deems appropriate with respect to outstanding Awards, including, without limitation: (i) the assumption, continuation, or substitution of Awards; (ii) the acceleration of vesting; (iii) the cancellation of Awards in exchange for cash, securities, or other property; or (iv) such other actions as the Plan Administrator deems appropriate to prevent dilution or enlargement of the benefits intended to be made available under the Plan.

(c) Fractional Shares. No fractional shares of Common Stock shall be issued pursuant to any adjustment under this Section 14. Any fractional share resulting from an adjustment shall be rounded down to the nearest whole share, and the exercise or base price shall be adjusted accordingly.

SECTION 15. TAX WITHHOLDING

(a) General. The Company shall have the right and is hereby authorized to withhold from any amounts payable to a Participant, or to require a Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state, local, and foreign tax withholding requirements (including the Participant’s FICA obligations) arising in connection with the grant, vesting, exercise, or settlement of an Award.

(b) Methods of Withholding. The Plan Administrator may, in its sole discretion, permit a Participant to satisfy any tax withholding obligations by one or more of the following methods: (i) payment in cash or check; (ii) withholding of shares of Common Stock from the Award having a Fair Market Value on the date of withholding equal to the amount required to be withheld (up to the maximum statutory withholding rate); (iii) delivery of previously acquired shares of Common Stock; (iv) through a broker-assisted cashless exercise or sale arrangement; or (v) any other method approved by the Plan Administrator. The Plan Administrator shall determine the Fair Market Value of shares withheld for tax purposes as of the date that the taxes are required to be withheld.

SECTION 16. GENERAL PROVISIONS

(a) No Right to Employment or Service. Nothing in the Plan or in any Award Agreement shall confer upon any Participant the right to continue in the employ or service of the Company or any Subsidiary, or shall interfere with or restrict in any way the right of the Company or a Subsidiary to terminate a Participant’s employment or service at any time for any reason, with or without Cause.

(b) No Rights as Stockholder. Except as otherwise provided in the Plan or an Award Agreement, no Participant shall have any rights as a stockholder of the Company with respect to shares of Common Stock subject to an Award until such shares are actually issued and delivered to the Participant.

(c) Non-Transferability. Unless otherwise determined by the Plan Administrator and set forth in the Award Agreement, no Award or interest therein may be sold, assigned, pledged, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution, and any attempted sale, assignment, pledge, hypothecation, transfer, or disposition shall be void and of no effect. During the lifetime of a Participant, an Award shall be exercisable only by the Participant or, in the event of the Participant’s legal incapacity, by the Participant’s guardian or legal representative. Notwithstanding the foregoing, the Plan Administrator may, in its sole discretion, permit the transfer of a Nonqualified Stock Option to a Participant’s family members, family trusts, or family partnerships or limited liability companies, subject to such conditions as the Plan Administrator may impose.

(d) Compliance with Laws. The Plan, Awards, and the issuance and delivery of shares of Common Stock under the Plan shall be subject to compliance with all applicable federal, state, local, and foreign laws, rules, and regulations (including, without limitation, applicable securities laws) and to such approvals by any listing, regulatory, or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.

(e) Securities Law Restrictions. The Company shall not be obligated to issue or deliver any shares of Common Stock under the Plan unless (i) such shares have been registered under the Securities Act of 1933, as amended, or an exemption from registration is available, and (ii) such issuance and delivery comply with all applicable requirements of the NYSE American (or such other national securities exchange on which the Common Stock is then listed).

(f) Legends. The Plan Administrator may require that certificates representing shares issued under the Plan bear such legends as the Plan Administrator deems necessary or appropriate to reflect any restrictions on transfer or other limitations imposed under the Plan, the Award Agreement, or applicable law.

(g) Unfunded Plan. The Plan shall be unfunded. Neither the Company nor the Board shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

(h) No Guarantee of Tax Consequences. Neither the Company, the Board, the Committee, the Plan Administrator, nor any officer or employee of the Company guarantees to any Participant or any other person any particular tax consequences as a result of the grant, vesting, exercise, or settlement of any Award. Each Participant shall be solely responsible for all applicable taxes arising in connection with any Award.

(i) Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(j) Conditions to Issuance. The Plan Administrator may require, as a condition to the exercise of any Award or the issuance of any shares of Common Stock under the Plan, that the Participant execute and deliver such documents and agreements and provide such representations and warranties as the Plan Administrator may determine to be necessary or advisable.

SECTION 17. CLAWBACK AND RECOUPMENT

(a) General Clawback. All Awards under the Plan shall be subject to any clawback or recoupment policy that the Company may adopt from time to time, including, without limitation, any policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations of the SEC promulgated thereunder (including Rule 10D-1 under the Exchange Act), and the applicable listing rules of the NYSE American (or such other national securities exchange on which the Common Stock is then listed). By accepting an Award under the Plan, each Participant agrees to be bound by any such clawback or recoupment policy, as it may be in effect from time to time.

(b) Forfeiture for Cause. If a Participant’s service with the Company or a Subsidiary is terminated for Cause, the Plan Administrator may, in its sole discretion, require the Participant to (i) forfeit any outstanding Awards (whether or not vested), and (ii) return to the Company any shares of Common Stock received pursuant to any Award, or repay to the Company any gains realized upon the exercise or settlement of any Award, in each case during the period commencing twelve (12) months prior to such termination.

SECTION 18. TERM AND AMENDMENT OF THE PLAN

(a) Term. The Plan shall become effective on the Effective Date and shall terminate on the tenth (10th) anniversary of the Effective Date (i.e., April 10, 2036), unless sooner terminated by the Board. No Award shall be granted under the Plan after the termination of the Plan, but Awards previously granted shall remain outstanding in accordance with their terms.

(b) Amendment. The Board may, at any time, amend, alter, suspend, discontinue, or terminate the Plan; provided, however, that no such amendment, alteration, suspension, discontinuation, or termination shall be made without the approval of the Company’s stockholders if (i) such approval is required by applicable law, rule, or regulation (including the listing requirements of the NYSE American or such other national securities exchange on which the Common Stock is then listed), (ii) the amendment would increase the number of shares of Common Stock available for issuance under the Plan (other than pursuant to Section 4(c) or Section 14), (iii) the amendment would expand the class of individuals eligible to participate in the Plan, or (iv) the amendment would permit repricing of Options or SARs in contravention of Section 6(h) or Section 7(f).

(c) No Impairment. No amendment, alteration, suspension, discontinuation, or termination of the Plan shall materially and adversely affect the rights of any Participant under any outstanding Award without the consent of such Participant, except to the extent necessary to comply with applicable law, regulation, or listing requirement, or as otherwise permitted by the terms of the Award Agreement.

SECTION 19. SECTION 409A COMPLIANCE

(a) General. It is intended that the Plan and Awards granted hereunder shall comply with, or be exempt from, the requirements of Section 409A, and the Plan and Award Agreements shall be interpreted and administered consistent with such intent. To the extent that the Plan Administrator determines that any Award is or may become subject to Section 409A, the Plan Administrator may adopt such amendments to the Plan and the applicable Award Agreement or take such other actions as the Plan Administrator deems necessary or appropriate to (i) exempt the Award from Section 409A, or (ii) comply with the requirements of Section 409A.

(b) Separation from Service. Notwithstanding any provision of the Plan to the contrary, to the extent that any Award constitutes “nonqualified deferred compensation” within the meaning of Section 409A, and the settlement of such Award is triggered by a termination of employment or service, such settlement shall not occur until the Participant experiences a “separation from service” within the meaning of Section 409A.

(c) Specified Employees. If a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code at the time of the Participant’s separation from service, and any payment or benefit to be provided under the Plan constitutes “nonqualified deferred compensation” subject to Section 409A that is payable on account of the Participant’s separation from service, then such payment or benefit shall not be made or provided until the date that is six (6) months and one (1) day following the Participant’s separation from service (or, if earlier, the date of the Participant’s death). Any payments delayed pursuant to this Section 19(c) shall be accumulated and paid in a lump sum on the first business day following the end of the six-month delay period.

(d) No Acceleration. Except as otherwise permitted under Section 409A, no payment or benefit that constitutes “nonqualified deferred compensation” subject to Section 409A shall be subject to acceleration.

SECTION 20. GOVERNING LAW

The Plan and all Award Agreements shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws, except to the extent that the laws of any other jurisdiction are mandatorily applicable.

SECTION 21. SEVERABILITY

If any provision of the Plan or any Award Agreement is held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision, and the Plan and any such Award Agreement shall be reformed, construed, and enforced as if such invalid, illegal, or unenforceable provision had never been included therein.

SECTION 22. CONSTRUCTION

(a) Headings. The headings and captions appearing in the Plan are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of the Plan, and they shall not affect the meaning or interpretation of the Plan.

(b) Gender and Number. Whenever used in the Plan, nouns shall include each gender and the singular shall include the plural, and the plural shall include the singular, as the context may require.

(c) References. Any reference in the Plan to a Section of the Code or the Exchange Act shall be deemed to include any successor provision thereto, and any reference to any Treasury Regulation or other regulatory guidance shall include any successor regulation or guidance.

(d) Plan Not Exclusive. The adoption of the Plan shall not be construed as creating any limitations on the power of the Company to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of equity awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

* * * * *

IN WITNESS WHEREOF, BiomX Inc. has caused this 2026 Equity Incentive Plan to be executed by its duly authorized officer, effective as of April 10, 2026.

BIOMX INC.

By:	/s/ Michael Oster
Name:	Michael Oster
Title:	Chief Executive Officer
Date: April 10, 2026

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. TESSERA DEFENSE AND HOMELAND SECURITY INC. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on October 19, 2026. INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend: https://www.cstproxy.com/tessera/2026 MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  PROXY Please mark your votes like this THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2. 1.  PROPOSAL 1 — APPROVAL OF AMENDMENT TO THE 2026 EQUITY INCENTIVE PLAN CONTROL NUMBER Signature_______________________________ Signature, if held jointly_______________________________ Date _______________, 2026 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. X PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. Vote by Internet -QUICK    EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail FOR AGAINST ABSTAIN To approve an amendment to the 2026 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 5,315,000 shares, from 685,000 shares to 6,000,000 shares (post-split). 2.  PROPOSAL 2 — ADJOURNMENT FOR AGAINST ABSTAIN To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies. PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. Sign exactly as your name appears on your stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in the partnership name by an authorized person. If shares are held jointly, each holder should sign.

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Stockholders  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of Tessera Defense and Homeland Security Inc. (the "Company") hereby appoints Michael Oster and David Rokach, each with full power of substitution, as proxies to vote all shares of common stock of the Company held of record by the undersigned at the close of business on October 5, 2026 (the "Record Date"), at the Special Meeting of Stockholders to be held on October 20, 2026, and at any adjournment or postponement thereof, on the matters set forth below. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" ALL PROPOSALS. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS. (Continued and to be marked, dated and signed, on the other side) TESSERA DEFENSE AND HOMELAND SECURITY INC. To view the Proxy Statement for the Special Meeting and our Annual Report on Form 10-K for the year ended December 31, 2025, and to attend the Special Meeting, please go to: https://www.cstproxy.com/tessera/2026